JohnsonSTOUT

       Certified Public Accountants

7881 W. Charleston Blvd., #110, Las Vegas, Nevada 89117                                                                                       (702) 309-6227 office (702) 309-6231 fax

June 2, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Re: Western Sierra Mining Corp.

We have reviewed the Form 8-K dated May 27, 2008 regarding the changes in the company’s certifying accountant for the above reference company and agree with all the statements made therein.

Sincerely,

/s/ JohnsonStout CPAs, Ltd.